EXHIBIT 99.1

Merit Medical Acquires View Point Medical, Inc., expanding the Merit Therapeutic Oncology Portfolio

SOUTH JORDAN, Utah, April 1, 2026 (GLOBE NEWSWIRE) -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a global leader of healthcare technology, today announced it has acquired View Point Medical, Inc. (View Point). Through a merger transaction, View Point is now a wholly-owned subsidiary of Merit. View Point, located in Carlsbad, California, manufactures the OneMark® Detection Imaging System and OneMark Tissue Markers. The aggregate transaction consideration, including the assumption of View Point liabilities, is approximately $140 million. Of that amount, $90 million was paid in cash at closing and two deferred payments of $25 million each are scheduled to be paid not later than the first and second anniversaries of the closing date, respectively.

“This acquisition expands Merit’s portfolio of therapeutic oncology products dedicated to the accurate diagnosis and localization of breast and soft tissue tumors,” said Martha G. Aronson, Merit’s President and Chief Executive Officer. “Merit has built a market leadership position in wire-free, non-radioactive breast localization procedures. This leadership is built upon our SCOUT® platform, which utilizes the precision and accuracy of radar. View Point’s unique ultrasound-enhanced technology offers a highly innovative solution to localize more lesions at the time of biopsy – representing an estimated 1.3 million procedures annually in the United States alone. We look forward to discussing this acquisition in further detail on our first quarter investor conference call.” Merit’s first quarter investor call is scheduled for April 30, 2026.

The OneMark System is US Food and Drug Administration (FDA) cleared for its intended use and consists of a surgical detection console and ultrasound-enhanced tissue markers. After placement, the tissue markers are designed to be visible across commonly used imaging modalities and engineered to minimize interference with imaging studies. The combination of SCOUT and OneMark provides physicians with more localization options during the initial diagnostic biopsy, which may reduce the need for a separate procedure to mark the location of the tumor prior to surgery.

“The acquisition of View Point reinforces Merit’s mission to help reduce the burden that breast cancer places on patients and their loved ones,” said Adam Smith, Merit’s Chief Commercial Officer. “As treatment protocols evolve, the suspicious area is often most visible at the time of biopsy. Localizing these areas early in a patient’s cancer journey can help physicians plan treatment and may help reduce the need for additional localization procedures.”

FINANCIAL SUMMARY

From the acquisition effective date of April 1, 2026 through December 31, 2026, the acquisition is projected to contribute revenue in the range of $2 million to $4 million and to dilute Merit’s previously forecasted non-GAAP earnings per share by approximately $0.05, inclusive of approximately $2.0 million of lower interest income on cash balances used for the total purchase consideration and excluding approximately $5.3 million of non-cash and non-recurring transaction-related expenses, and to be dilutive to Merit’s full-year 2026 GAAP net income and GAAP earnings per share.

For the twelve months ending December 31, 2027, the acquisition is projected to contribute revenue in the range of $14 million to $16 million and to be accretive to non-GAAP earnings per share. Sales of View Point’s OneMark System are projected to grow at least 20% per year, with 70% non-GAAP gross margins and accretive to non-GAAP operating margins. The acquisition is projected to be dilutive to Merit’s GAAP net income and GAAP earnings per share in 2027 and accretive thereafter.

NON-GAAP FINANCIAL MEASURES

Merit generally does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP reported financial measures (other than revenue) because Merit is unable to predict with reasonable certainty the financial impact of various items which could impact Merit’s future financial results, such as expenses attributable to acquisitions or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain employee termination benefits, performance-based stock compensation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings, and changes in governmental or industry regulations. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. For the same reasons, Merit is unable to address the significance of the unavailable information, which could be material to future results. Specifically, Merit is not, without unreasonable effort, able to reliably predict the impact of these items, and Merit believes inclusion of a reconciliation of these forward-looking non-GAAP measures to their GAAP counterparts could be confusing to investors or cause undue reliance. Only information on the impacts to such measures from the proposed acquisition is included in this release. A reconciliation of the impacts on such financial measures to the impacts on their GAAP counterparts is not available without unreasonable effort.

ADVISORS

Piper Sandler & Co. acted as financial advisor to Merit. Baker & McKenzie LLP served as legal advisor to Merit.

ABOUT MERIT MEDICAL

Founded in 1987, Merit is engaged in the development, manufacture, and distribution of proprietary medical devices used in interventional, diagnostic, and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care, and endoscopy. Merit serves customers worldwide with a domestic and international sales force and clinical support team totaling more than 800 individuals. Merit employs approximately 7,600 people worldwide.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others:

-	Statements proceeded or followed by, or that include the words, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “seeks,” “believes,” “estimates,” “projects,” “forecasts,” “potential,” “target,” “continue,” “upcoming,” “optimistic” or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology;
-	Statements that address Merit’s future operating performance or events or developments that Merit’s management expects or anticipates will occur, including, without limitation, any statements regarding Merit’s projected revenues, revenue growth or other financial measures, Merit’s plans and objectives for future operations, Merit’s proposed new products or services, the integration, development or commercialization of the business or any assets acquired from other parties, future economic conditions or performance, the implementation of, and results which may be achieved through, Merit’s Continued Growth Initiatives Program or other business optimization initiatives, and any statements of assumptions underlying any of the foregoing; and
-	Statements regarding Merit’s past performance, efforts, or results about which inferences or assumptions may be made, including statements proceeded or followed by the words "preliminary," "initial," "potential," "possible," "diligence," "industry-leading," "compliant," "indications," or "early feedback" or other forms of these words or similar words or expressions, or the negative thereof or other comparable terminology.

The forward-looking statements contained in this release are based on Merit management’s current expectations and assumptions regarding future events or outcomes. If underlying expectations or assumptions prove inaccurate, or risks or uncertainties materialize, actual results will likely differ, and could differ materially, from Merit’s expectations reflected in any forward-looking statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Investors are cautioned not to unduly rely on any such forward-looking statements.

The following are some of the important risks and uncertainties that could cause Merit’s actual results to differ from Merit’s expectations in any forward-looking statements: risks and uncertainties associated with Merit’s acquisition of View Point and the OneMark Tissue Localization System and related technology; risks and uncertainties associated with Merit’s integration of the View Point business, assets and operations into its operations and its ability to achieve anticipated financial results, product development and other anticipated benefits of the acquisition; uncertainties as to whether Merit will achieve revenue or other financial performance consistent with its forecasts projected for the View Point acquisition; risks and uncertainties associated with Merit’s executive succession and leadership transition; risks and uncertainties regarding trade policies or related actions implemented by the United States or other countries, including existing, proposed, prospective or invalidated tariffs, duties or other measures; risks and uncertainties associated with Merit’s integration of businesses or assets acquired from third parties, including the business and assets related to the C2 CryoBalloon™ device acquired from Pentax of America, Inc. in November 2025, Biolife Delaware, L.L.C. in May 2025 and the businesses and assets acquired from Cook Medical Holdings LLC in November 2024 and EndoGastric Solutions, Inc. in July 2024, and Merit’s ability to achieve the anticipated operating and financial results, product development and other anticipated benefits of such acquisitions; effects of Merit’s 3.00% Convertible Senior Notes due 2029 on Merit’s net income and earnings per share performance; disruptions in Merit’s supply chain, manufacturing or sterilization processes; U.S. and global political, economic, competitive, reimbursement and regulatory conditions; modification or limitation of, or policies and procedures associated with, governmental or private insurance reimbursement policies; reduced availability of, and price increases associated with, components and other raw materials; increases in transportation expenses; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; prospective financial obligations or other uncertainties associated with Merit’s divestiture of its DualCap® anti-microbial cap product line in February 2026; fluctuations in interest or foreign currency exchange rates and inflation; cybersecurity events; government scrutiny and regulation of the medical device industry; difficulties relating to development, testing and regulatory approval, clearance and maintenance of Merit’s products; the safety, efficacy and patient and physician adoption of Merit’s products; the ability to fully enroll and the outcomes of ongoing and future clinical trials and market studies relating to Merit’s products; litigation and other legal proceedings affecting Merit; the risk and possible effects of any failure to comply with U.S. and foreign laws and regulations; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; potential for significant adverse changes in governing regulations;, changes in tax laws and regulations in the United States or other jurisdictions or exposure to additional tax liabilities which may adversely affect Merit’s effective tax rate; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; failure to comply with applicable environmental laws; changes in key personnel; labor shortages and increases in labor costs; price and product competition; extreme weather events; and geopolitical events. For a further discussion of the risks and uncertainties that may affect Merit’s business, operations and financial condition, see Part I, Item 1A. “Risk Factors” in Merit’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC.

All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc., its subsidiaries, or its licensors.

CONTACTS

PR/Media Inquiries
Sarah Comstock

Merit Medical Systems, Inc.
+1-801-432-2864 | sarah.comstock@merit.com

Investor Inquiries
Mike Piccinino, CFA, IRC

ICR Healthcare
+1-443-213-0509 | mike.piccinino@icrhealthcare.com